UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2021

AQUA METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2500 Peru Dr. McCarran, Nevada 89437
(Address of principal executive offices)

(775) 525-1936
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:
Title of each class Common stock: Par value $.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2021, the Board of Directors (“Board”) of Aqua Metals, Inc, acting upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Molly P. Zhang (aka Peifang Zhang) and Edward Smith to the Board. Ms. Zhang was appointed to the Audit Committee and Nominating and Corporate Governance Committee of the Board, and Mr. Smith was appointed to the Compensation Committee and Nominating and Corporate Governance Committee of the Board.

Ms. Zhang served in various leadership positions with Orica Limited (ASX:ORI), a global mining services company, from 2011 to 2016, most recently as Vice President of Asset Management from 2015 to 2016. Ms. Zhang served in various positions with Dow, Inc. (NYSE:DOW) from 1989 to 2011, most recently as Managing Director, SCG-Dow Group from 2009 to 2011 and as Vice President for Dow’s Technology Licensing and Catalyst business from 2006 to 2009. Ms. Zhang is currently on the boards of Enerkem, a privately-held cleantech company in Montreal Canada, and Gates Industrial Corporation (NYSE: GTES), a manufacturer of highly engineered industrial products in Denver, Colorado. She is also a member of the supervisory board of GEA Group (DAX: G1A), a global process technology, engineering and manufacturing company, in Duesseldorf, Germany. Ms. Zhang was recognized on the list of “The Directors to Watch” by Directors and Boards magazine and was named as one of the ‘Most Influential Women Corporate Directors’ by Women Inc.

Mr. Smith has served as President and Chief Executive Officer, and as a member of the board of directors, of SMTC Corporation (NASDAQ: SMTX) since February 2017. Mr. Smith has extensive experience in the electronic manufacturing services, or EMS, industry and the electronic components distribution industry. He served as a member of the board of advisors of Zivelo, Inc., a position he held from 2015 to 2019. Most recently, Mr. Smith served as Senior Vice President of Global Embedded Solutions at Avnet, Inc. during 2016 and as President of Avnet Electronics Marketing Americas from February 2009 to March 2016. Mr. Smith worked in many positions during his tenure at Avnet, Inc., which began in 1994. From 2002 to 2004, Mr. Smith served as President and Chief Executive Officer of SMTEK International, Inc., a tier II manufacturer in the EMS industry. From 2009 to 2017, Mr. Smith served as a board member of the Electronic Components Industry Association. Mr. Smith is also the founder and Chief Executive Officer of We Will Never Forget Foundation, Inc., a nonprofit organization that supports first responders through gifts to other charitable organizations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: March 3, 2021	/s/ Stephen Cotton
Stephen Cotton,
President and Chief Executive Officer